Exhibit 99.1

Medizone International Continues Board of Directors Expansion to Support Executing on the Launch of AsepticSure in Key Global Markets

New Medizone Board member Steve Meyer will add significant commercial experience to deliver on the company’s growth plans

Kalamazoo, Michigan, May 22, 2017 -- Medizone International, Inc. (OTCQB: MZEI) announces the appointment of Steve Meyer to the Board of Directors. Medizone makes this move in support of expanding the commercial experience of the team and to accelerate the growth of AsepticSure® in key markets across the globe.

“We continue to look for talented executives with significant commercial experience to help guide Medizone International as we work to deliver on our growth plans and reach our full potential in the market,” commented David A. Esposito, Chairman of the Board and interim CEO of Medizone International. “As we execute on our commercial plans to establish the AsepticSure system as the new gold standard for disinfection across a wide range of commercial applications, we are pleased to announce that Steve Meyer has joined our Board of Directors. Steve brings a wealth of commercial experience and proven strong leadership to our team.”

Most recently, Steve was President, Chief Executive Officer and Director of Welch Allyn, Inc., a privately-held developer, manufacturer, and marketer of frontline care medical devices and diagnostic solutions headquartered in Skaneateles Falls, New York. Steve began his career at Welch Allyn as a sales representative over 30 years ago and built a successful career in global sales and marketing, product development and commercial strategy roles. As President and CEO, Steve navigated Welch Allyn during a time of substantial industry change, developing and executing a new strategy, restructuring the business, engaging more deeply with customers, and becoming more acquisitive. In September of 2015, Welch Allyn merged its business with Hill-Rom, Inc. (NYSE: HRC).

Steve is a native of Michigan and holds a Bachelor of Science in Biology from Alma College. He earned his Master of Business Administration from the William E. Simon Graduate School of Business at the University of Rochester, New York.

“I am very excited to join the Board of Directors of Medizone International as we execute on our commercial strategy,” commented Steve Meyer. “The AsepticSure system has the potential to address a significant unmet need in the market for more effective disinfection systems for hospitals, long term care facilities, and a number of applications beyond the healthcare marketplace. I look forward to leveraging my existing industry relationships and experience as an active member of the Board of Directors to support the team in reaching our growth objectives.”

●  350 East Michigan Ave.   ●   Suite 500  ●  Kalamazoo, MI 49007  ●   Phone 269-202-5020  ●   www.medizoneint.com

About Medizone International, Inc.

Founded initially in 1986 to develop treatments for lipid-enveloped viruses, Medizone International, Inc. shifted focus in 2007 to develop a superior disinfectant technology. The Company developed the AsepticSure system to combine anti-oxidant gases (O3 and H202) to produce unique free radicals (H2O3 known as trioxidane) with higher anti-oxidant potential than ozone or hydrogen peroxide alone. After securing broad IP protection for the use of trioxidane for both healthcare facility disinfecting systems and bioterrorism applications, the Company released its AsepticSure system for use in Canada, and several other global markets.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including global economic conditions generally, government regulation, manufacturing and marketing risks, adverse publicity risks, risks associated with our entry into the U.S. and other markets, expansion and operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

John Pentony, Investor and Media Relations
Medizone International, Inc.
T: 01 269-202-5020
E: j.pentony@medizoneint.com

For more information, visit:
http://www.medizoneint.com
Email: operations@medizoneint.com

●  350 East Michigan Ave.   ●   Suite 500  ●  Kalamazoo, MI 49007  ●   Phone 269-202-5020  ●   www.medizoneint.com